Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sonic Solutions
Novato, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127627) and Forms S-3 (No. 333-161815 and No. 333-165491) of Sonic Solutions of our report dated May 29, 2009 relating to the 2009 and 2008 consolidated financial statements and schedule, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10K.

/s/ BDO Seidman, LLP
San Francisco, California
June 4, 2010